October 31, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: 	The Royce Fund
File Nos. 811-3599 & 2-80348

Gentlemen:

Enclosed for filing pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended, are the definitive copies of the Notice of Meeting, Proxy Statement and form of proxy in connection with the Special Meeting of Shareholders of Royce Global Services Fund, a series of The Royce Fund (the "Fund"), to be held on November 25, 1997.

The foregoing materials are scheduled to be sent to Fund shareholders today.


Sincerely,

/s/ John E.  Denneen

John E.  Denneen
Secretary

	SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[ ]Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

	     THE ROYCE FUND
	(Name of Registrant as Specified In Its Charter)

	(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1) Title of each class of securities to which transaction applies:

	2) Aggregate number of securities to which transaction applies:

	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4) Proposed maximum aggregate value of transaction:

	5) Total fee paid:

[  ]	Fee paid previously with preliminary materials.
[  ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1) Amount Previously Paid:

	2) Form, Schedule or Registration Statement No.:

	3) Filing Party:

	4) Date filed:

	NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
	THE ROYCE FUND



To the Shareholders of
Royce Global Services Fund:

NOTICE IS HEREBY GIVEN that a Special Meeting of
Shareholders of Royce Global Services Fund (the "Fund"), a series of The Royce Fund (the "Trust"), will be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York 10019 (10th Floor), on
November 25, 1997 at 3:00 p.m. (Eastern Time), for the following purposes:

1. To approve a change in the Fund's investment objective and in a related fundamental policy to permit the Fund to concentrate its investments in the financial services industry.

2. To transact such other business as may come before the meeting or any adjournment thereof.

The Board of Trustees has fixed the close of business on October
13, 1997 as the record date for the determination of those shareholders entitled to vote at the meeting, and only holders of record at the close of business on that date will be entitled to vote.

The Fund's Annual Report to Shareholders for the year ended
December 31, 1996 and its Semi-Annual Report to Shareholders for the six months ended June 30, 1997 were previously mailed to shareholders. Copies of these Reports are available upon request, without charge, by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019 or calling toll-free at 1-800-221-4268.

	IMPORTANT

To save the Trust the expense of additional proxy solicitation, please insert your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States), even if you expect to be present at the meeting. The
Proxy is solicited on behalf of the Board of Trustees, is revocable and will not affect your right to vote in person in the event that you attend the meeting.

By order of the Board of Trustees.


John E. Denneen,
Secretary

October 30, 1997

PROXY STATEMENT FOR SPECIAL MEETING OF
SHAREHOLDERS OF THE ROYCE FUND


The enclosed Proxy is solicited on behalf of the Trustees of The
Royce Fund for use at a Special Meeting of Shareholders of Royce Global Services Fund (the "Fund"), a series of the Trust, to be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York 10019
(10th Floor), at 3:00 p.m., Eastern Time, on November 25, 1997 and at any adjournments thereof.

The purpose of the meeting is the approval of a change in the investment objective of the Fund which will change the Fund's primary focus to investments in companies principally engaged in the financial services industry and in a related fundamental policy to permit the Fund to concentrate its investments in that industry.

Shares represented by all properly executed Proxies received in time for the meeting will be voted. Where a shareholder has specified a choice on the Proxy with respect to Proposal 1 in the Notice of Special Meeting, his or her shares will be voted accordingly. If no directions are given, the shareholder's shares will be voted in favor of this Proposal. The Proxy may be revoked at any time before it is exercised by written instructions to the Trust or by filing a new Proxy with a later date, and any shareholder attending the meeting may vote in person, whether or not he or she has previously filed a Proxy. The cost of soliciting proxies will be borne by Royce & Associates, Inc. ("Royce"), the Fund's investment adviser, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Fund's shares. Some officers and employees of the Trust, Royce, and/or
Royce Fund Services, Inc. ("RFS"), the Fund's distributor, may solicit proxies personally and by telephone, if deemed desirable. Shareholders vote at the Special Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Trustees before the meeting, who serve as Inspectors and Judges of Voting at the meeting and who have executed an Inspectors and Judges Oath. Neither abstentions nor broker non-votes are counted in the tabulation of such votes.

On October 13, 1997, the record date for the meeting, there was 333,960 shares of the Fund outstanding. The shareholders entitled to vote are those of record on that date. Each share is entitled to one vote on each item of business at the meeting. The following persons were known to the Trust to be beneficial owners or owners of record of 5% or more of the Fund's outstanding shares of beneficial interest as of the record date.

Name and Address	Amount and Nature 	Percentage
 of Owner      	         of Ownership       	of Class


Charles M.  Royce	161,538 shares            48.5%
1414 Avenue of the Americas (Record and
New York, NY 10019	    beneficial--
			    sole investment
			    and voting power)

National City Bank PA Cust  50,363 shares	  15.1%
Reed Smith Shaw & McClay DPS	(Record)
FBO S.  Zimmerman
Attn:  Mutual Funds 461P10622002
P.O. Box 94777
Cleveland, OH 44101-4777

Name and Address	Amount and Nature 	Percentage
 of Owner      	         of Ownership       	of Class

Bruce Museum Inc	46,662 shares		14.0%
Special Program Fund	    (Record and
Museum Drive		    beneficial--
Greenwich, CT 06830	    sole investment
			    and voting power)

As of such date, all of the Trustees and officers of the Trust as a group owned 164,759 shares of the Fund (49.3% of the outstanding shares).



	Approval or Disapproval of a
	Change in the Fund's Investment Objective and in a Related Fundamental Policy to Permit the Fund to Concentrate Its Investments in the Financial Services Industry
	(Proposal 1)


The Board of Trustees of the Fund has approved, and recommends to the Fund's shareholders for their approval, a proposal to change the Fund's investment objective to allow the Fund to narrow its focus from "global services" to "financial services" and to concentrate its investments in the financial services industry. The Board has also approved other related actions, including changing the name of the Fund to Royce Financial
Services Fund and certain changes in the Fund's non-fundamental investment policies and restrictions, which will be implemented only if shareholders approve the change in the Fund's investment objective and concentration policy.


Current Investment Objective and Concentration Policy

The Fund's current investment objective is "long-term capital appreciation by investing primarily in common stocks and convertible securities of domestic and foreign companies in service industries." The Fund currently has a fundamental investment policy that it will not concentrate its investments by investing more than 25% of its assets in companies principally engaged in any one industry.


Proposed New Investment Objective, Concentration Policy and
Certain Other Investment Policies


If this proposal is approved by its shareholders, the Fund would change its investment objective to "long-term capital appreciation by investing primarily in common stocks and convertible securities of companies principally engaged in the financial services industry." In seeking to achieve its proposed new investment objective, the Fund would amend its fundamental policies to allow it to concentrate its investments by investing more than 25% of its assets in companies principally engaged in the financial services industry.

The Fund would continue to seek investment opportunities in both foreign and domestic securities markets and would continue to have no restriction on the amount of its assets that may be invested in foreign securities. Thus, under normal circumstances, the Fund would invest at least 65% of its assets in common stocks, convertible securities and warrants of domestic and foreign companies principally engaged in the financial services industry. Examples of such companies include: commercial and industrial banks, savings and loan associations, companies engaged in consumer and industrial finance, insurance, securities brokerage, and investment management and other financial intermediaries. For these purposes, a company would be treated as principally engaged in the financial services industry if at least 50% of its consolidated assets, revenues or net income are committed to, or are dervied from, financial services-related activities.

The Fund's new financial services industry focus will result in its being less diversified than other funds investing in a number of industries, and the Fund's net asset value could, therefore, experience increased volatility. Rising interest rates may be viewed as a negative for certain companies in the financial services area, and a rising inflation rate may also be viewed as a negative. The financial services industry is subject to extensive governmental regulation. This may limit both the amounts and types of loans and other financial commitments that banks, broker-dealers and insurance companies are permitted to make, and, in the case of banks and insurance companies, the interest, fees and premiums they are permitted to charge. Insurance companies are particularly subject to rate setting, potential anti-trust and tax law changes and industry-wide pricing and competition cycles and may be affected by catastrophes and/or reinsurance carrier failures. Compared to the broader market, an individual sector, such as financial services, may be more strongly affected by changes in the U.S. and/or foreign economies, moves in a particular dominant stock or regulatory changes.

If shareholders approve Proposal 1, the Fund's name will be changed to Royce Financial Services Fund, and the Fund will no longer be required to normally invest more than 65% of its assets in securities of companies from at least three countries, which may include the United
States. The Fund will, however, continue in most instances to make investments in companies principally based in the United States or the other developed countries of North America, Europe, Asia and Australia and not in emerging market countries. In restructuring its portfolio to increase its investments in the financial services industry, the Fund will realize additional capital gains in 1997.


Reasons for the Proposal


The Fund's current concentration policy permits it to invest without limit in financial services companies so long as not more than 25% of its assets are invested in any one financial services industry classification such as banking or insurance. Both the Fund and other registered investment company accounts managed by Royce have historically invested significant percentages of their respective assets in financial services companies, with the Fund having approximately 35% of its assets invested in such companies at September 30, 1997. As a result of this experience, Royce desires to have a fund which concentrates by name and objective in financial services companies. Instead of commencing operations with a newly-created fund, Royce and the Board believe that it is more appropriate to change the investment objective and policies of the Fund, which commenced operations in December 1994 and, as of September 30, 1997, had less than $2.5 million net assets, for that purpose. Royce and the Board also believe that the Fund when converted into a financial services fund should have greater prospects for attracting new investors, increasing Fund assets and thereby reducing its expense ratio.


	-----------------------------------------

Recommendation of the Trustees; Required Votes

The Trustees recommend that the Fund's shareholders vote to approve the change in the Fund's investment objective and to concentrate its investments in the financial services industry. These changes involve fundamental policies of the Fund and will, therefore, require approval by the favorable vote of the lesser of (i) more than 50% of the Fund's outstanding shares and (ii) 67% or more of the Fund's shares present at the meeting, if the holders of more than 50% of the Fund's shares are present or represented at the meeting.

Charles M. Royce, the owner of approximately 49% of the Fund's outstanding shares, has advised the Trust that he expects to vote such shares For the Proposal.

Adjournment of Meeting; Other Matters

In the event that sufficient votes in favor of Proposal 1 in the Notice of Special Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies for such Proposal. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1. They will vote against any such adjournment those proxies required to be voted against Proposal 1.

While the meeting has been called to transact any business that may properly come before it, the only matter which the Trustees intend to present is the matter stated in the Notice of Special Meeting. However, if any additional matter properly comes before the meeting and on all matters incidental to the conduct of the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.


Royce

Royce's principal office is located at 1414 Avenue of the Americas, New York, New York 10019. Charles M. Royce is the President,
Secretary, Treasurer, sole director and sole voting shareholder of Royce.
 Mr. Royce is also the President, Treasurer and a Trustee of the Trust.

Shareholder Proposals

The Trust does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, 1414 Avenue of the Americas, New York, New
York 10019.

PLEASE FILL IN, DATE AND SIGN THE PROXY AND
RETURN IT IN THE ACCOMPANYING POSTAGE-PAID
ENVELOPE.

PROXY


PROXY             ROYCE GLOBAL SERVICES FUND	       		 PROXY
1414 Avenue of the Americas
New York, NY 10019

This Proxy is Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints Charles M. Royce and John E. Denneen, or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of the Fund held of record by the undersigned on October 13, 1997, at the Special Meeting of Shareholders to be held on November 25, 1997, or at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

PLEASE VOTE , DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

________________________________	________________________________
________________________________	________________________________

________________________________	________________________________

X	PLEASE MARK VOTES
AS IN THIS EXAMPLE


ROYCE GLOBAL SERVICES FUND
                                      For      Against      Abstain

1.  PROPOSAL TO APPROVE A CHANGE      [  ]      [  ]         [  ]
IN THE FUND'S INVESTMENT OBJECTIVE
AND IN A RELATED FUNDAMENTAL
POLICY TO PERMIT THE FUND TO
CONCENTRATE INVESTMENTS IN THE
FINANCIAL SERVICES INDUSTRY.

2.  THE PROXIES ARE AUTHORIZED TO     [  ]      [  ]         [  ]
VOTE UPON SUCH OTHER MATTERS AS
MAY PROPERLY COME BEFORE THE
MEETING.




Please be sure to 	   Date:	Mark box at right	[   ]
sign and date this Proxy.		if an address change or
					comment has been noted on the
					reverse side of this card.




Shareholder sign here      Co-owner sign here	     RECORD DATE SHARES: